Exhibit 10.1

FORM OF

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is dated as of July 24, 2019, by and between Investors Bancorp, Inc., a New Jersey corporation and registered bank holding company (“Parent”), and the shareholder of Gold Coast Bancorp, Inc., a New York corporation (the “Company”), executing this Agreement on the signature page hereto (the “Shareholder”).

RECITALS

A.          Concurrently with the execution of this Agreement, Parent and the Company have entered into an Agreement and Plan of Merger (the “Merger Agreement”) that provides, among other things, for the merger (the “Merger”) of the Company with and into Parent upon the terms and subject to the conditions set forth therein.

B.          As of the date hereof, the Shareholder is the record and Beneficial Owner (as defined below) of that number of shares of Company Common Stock (including, for purposes of this Agreement, all shares or other voting securities into which any shares of Company Common Stock may be reclassified, sub-divided, consolidated or converted and any rights and benefits arising therefrom (including any dividends or distributions of securities that may be declared in respect of such shares of Company Common Stock), the “Company Common Stock”) set forth below the Shareholder’s name on the signature page hereto.

C.          As a condition to Parent’s willingness to enter into and perform its obligations under the Merger Agreement, the Shareholder has agreed to enter into this Agreement.

NOW THEREFORE, the parties hereto agree as follows:

I. CERTAIN DEFINITIONS

1.1         Capitalized Terms. Capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

1.2         Other Definitions. For the purposes of this Agreement:

              “Beneficial Owner”, “Beneficially Owned” or “Beneficial Ownership” with respect to any securities means having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended).

              “Jointly Owned Shares” means the Company Common Stock Beneficially Owned by the Shareholder as of the applicable record date (including any Company Common Stock that the Shareholder may acquire after the date hereof) for which the Shareholder has joint or shared voting power with such Shareholder’s spouse.

              “Owned Shares” means the Company Common Stock Beneficially Owned by the Shareholder as of the applicable record date (including any Company Common Stock that the Shareholder may acquire after the date hereof) for which the Shareholder has sole voting power.

              “Termination Date” means the soonest of (i) the date on which the Merger Agreement is terminated in accordance with its terms, (ii) the Effective Time and (iii) the date, if any, on which Parent releases the Shareholder from the Shareholder’s obligations hereunder pursuant to a written agreement between Parent and the Shareholder.

              “Transfer” means, with respect to a security, the sale, grant, assignment, transfer, pledge, hypothecation, encumbrance, constructive sale, or other disposition of such security or the Beneficial Ownership thereof (including by operation of law), or the entry into of any contract, agreement or other obligation to effect any of the foregoing, including, for purposes of this Agreement, the transfer or sharing of any voting, investment or dispositive power of such security.

II. SUPPORT OBLIGATIONS OF THE SHAREHOLDER

2.1         Agreement to Vote. The Shareholder irrevocably and unconditionally agrees that from and after the date hereof until the Termination Date, at any meeting (whether annual or special, and at each adjourned or postponed meeting) of shareholders of the Company called to vote for approval of the Merger, however called, or in connection with any written consent of the Company’s shareholders relating to the Merger, the Shareholder will (x) appear at each such meeting, cause all of the Shareholder’s Owned Shares, and use the Shareholder’s reasonable best efforts to cause all of the Shareholder’s Jointly Owned Shares, to be counted as present thereat for purposes of calculating a quorum, and respond to each request by the Company for written consent, if any, (y) vote (or consent) or cause to be voted (or validly execute and return and cause a consent to be granted with respect to) all of the Owned Shares and use the Shareholder’s reasonable best efforts to cause to be voted (or validly execute and return and use the Shareholder’s reasonable best efforts to cause a consent to be granted with respect to) all of the Jointly Owned Shares, in each case, in favor of the approval of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and, if it shall be necessary for any such meeting to be adjourned or postponed due to a lack of a quorum, in favor of such adjournment or postponement and (z) vote (or consent) or cause to be voted (or validly execute and return and cause a consent to be granted with respect to) all of the Owned Shares and use the Shareholder’s reasonable best efforts to cause to be voted (or validly execute and return and use the Shareholder’s reasonable best efforts to cause a consent to be granted with respect to) all of the Jointly Owned Shares, in each case, against (i) any Acquisition Proposal, without regard to any recommendation to the shareholders of the Company by the Board of Directors of the Company concerning such Acquisition Proposal, and without regard to the terms of such Acquisition Proposal, or other proposal made in opposition to or that is otherwise in competition or inconsistent with the transactions contemplated by the Merger Agreement, (ii) any agreement, amendment of any agreement (including the Company’s certificate of incorporation and bylaws), or any other action that is intended or would reasonably be expected to prevent, impede or interfere with, delay, postpone, or discourage the transactions contemplated by the Merger Agreement and (iii) any action, agreement, transaction or proposal that would reasonably be expected to result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company under the Merger Agreement.

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2.2         Restrictions on Transfer; No Dissenter’s Rights. Except as otherwise consented to in writing by Parent, the Shareholder agrees from and after the date hereof and until the earlier of (y) the date immediately following the date, if any, on which Company’s shareholders approve the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and (z) the Termination Date, not to tender, or cause to be tendered, into any tender or exchange offer or otherwise directly or indirectly Transfer, or cause to be Transferred, any Owned Shares or Jointly Owned Shares (or any rights, options or warrants to acquire any Company Common Stock), except for transfers (i) to charities, charitable trusts, or other charitable organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended; (ii) to lineal descendants or the spouse of the Shareholder or to a trust or other entity for the benefit of one or more of the foregoing Persons; (iii) by means of an in-kind distribution of all or part of the Shareholder’s Company Common Stock to the Shareholder’s direct or indirect equityholders; provided that as a condition to a Transfer permitted by the foregoing clauses (i) to (iii), the transferee of such Transfer shall be required to execute an agreement that is identical in form and substance to this Agreement; provided, further that the Shareholder shall remain jointly and severally liable for the breaches by any such transferee of the terms of such identical agreement; and (iv) by will or operation of law, in which case this Agreement shall bind the transferee. Any Transfer in violation of this Section 2.2 shall be null and void. The Shareholder further agrees to authorize and request the Company to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Company Common Stock owned by the Shareholder. The Shareholder further hereby agrees that the Shareholder shall not claim or exercise, or cause to be claimed or exercised, any dissenters rights relating to the Company Common Stock with respect to the Merger Agreement and the transactions contemplated thereby.

2.3         Acquisition Proposal. The Shareholder agrees that from and after the date hereof, the Shareholder will not, and will use the Shareholder’s reasonable best efforts to not permit any of the Shareholder’s Affiliates to, directly or indirectly, solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, or comment publicly in favor of, any inquiries or the making of any proposal with respect to any Acquisition Proposal, or negotiate, explore or otherwise engage in discussions with any Person (other than Company or its Representatives) with respect to any Acquisition Proposal or enter into any agreement, arrangement or understanding with respect to any Acquisition Proposal or agree to or otherwise assist in the effectuation of any Acquisition Proposal or comment publicly in favor of any Acquisition Proposal; provided, however, that nothing herein shall prevent the Shareholder from taking any action, or omitting to take any action, (a) if applicable, as a member of the Board of Directors of the Company required so as not to act inconsistently with the Shareholder’s fiduciary obligations as a Director of the Company after consultation with outside counsel or (b) if applicable, as an officer of the Company required so as not to act inconsistently with the Shareholder’s fiduciary obligations, if any, as an officer of the Company after consultation with outside counsel, in each case to the extent, and only to the extent, permitted by Section 5.03 of the Merger Agreement.

2.4         No Inconsistent Agreements. The Shareholder agrees that he or she shall not enter into any agreement, arrangement or understanding with any Person prior to the termination of this Agreement, directly or indirectly, to vote, grant a proxy or power of attorney or give instructions with respect to the voting of the Shareholder’s Company Common Stock in any manner which is inconsistent with this Agreement.

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III. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SHAREHOLDER

3.1         Representations and Warranties. (a) The Shareholder represents and warrants to Parent as follows:

(i)              Capacity; Consents. The Shareholder is an individual and has all requisite capacity, power and authority to enter into and perform his or her obligations under this Agreement. No filing with, and no permit, authorization, consent or approval of, a Governmental Entity is necessary on the part of the Shareholder for the execution, delivery and performance of this Agreement by the Shareholder or the consummation by the Shareholder of the transactions contemplated hereby.

(ii)             Due Execution. This Agreement has been duly executed and delivered by the Shareholder.

(iii)            Binding Agreement. Assuming the due authorization, execution and delivery of this Agreement by Parent, this Agreement constitutes the valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms (except in all cases as such enforceability may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally).

(iv)            Non-Contravention. The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of his or her obligations hereunder and the consummation by the Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which the Shareholder is a party or by which the Shareholder or his or her property or assets is bound, or any statute, rule or regulation to which the Shareholder or his or her property or assets is subject. Except as contemplated by this Agreement, neither the Shareholder nor any of his or her Affiliates (1) has entered into any voting agreement or voting trust with respect to the Shareholder’s Company Common Stock or entered into any other contract relating to the voting, transfer or disposition of the Shareholder’s Company Common Stock or (2) has appointed or granted a proxy or power of attorney with respect to the Shareholder’s Company Common Stock.

(v)             Ownership of Company Common Stock. Except for restrictions in favor of Parent pursuant to this Agreement, the Shareholder is the Beneficial Owner of all of the Shareholder’s Company Common Stock free and clear of any proxy or voting restriction, and has sole voting power and sole power of disposition with respect to the Owned Shares with no restrictions on the Shareholder’s rights of voting or disposition pertaining thereto, and no Person other than the Shareholder and his or her spouse has any right to direct or approve the voting or disposition of any of the Jointly Owned Shares. As of the date hereof, the number of the Shareholder’s Company Common Stock is set forth below the Shareholder’s signature on the signature page hereto.

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(vi)            Legal Actions. There is no action, suit, investigation, complaint or other proceeding pending against the Shareholder or, to the knowledge of the Shareholder, any other Person or, to the knowledge of the Shareholder, threatened against the Shareholder or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by Parent of its rights under this Agreement or the performance by any party of its obligations under this Agreement.

(b)           Covenants. From the date hereof until the Termination Date:

(i)              The Shareholder agrees not to take any action that would make any representation or warranty of the Shareholder contained herein untrue or incorrect or have the effect of preventing, impeding, delaying, interfering with or adversely affecting the performance by the Shareholder of his or her obligations under this Agreement.

(ii)             The Shareholder hereby agrees to promptly notify Parent of the number of shares of Company Common Stock acquired by the Shareholder and over which the Shareholder exercises rights of disposition and voting, if any, after the date hereof. Any such shares of Company Common Stock shall be subject to the terms of this Agreement as though owned by the Shareholder on the date hereof.

(iii)            The Shareholder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure required by applicable law and any proxy statement or prospectus filed in connection with the transactions contemplated by the Merger Agreement the Shareholder’s identity and ownership of Company Common Stock and the nature of the Shareholder’s obligation under this Agreement.

3.2         Further Assurances. From time to time, at the request of Parent and without further consideration, the Shareholder shall execute and deliver such additional documents and take all such further action as may be necessary to consummate and make effective the transactions contemplated by this Agreement.

3.3         Capacity. The Shareholder does not make any agreement or understanding herein as an officer or a director of the Company. The Shareholder signs this Agreement solely in the Shareholder’s capacity as an owner of Company Common Stock, and nothing herein shall limit or affect any actions taken in the Shareholder’s capacity as an officer or a director of the Company, including complying with or exercising such Shareholder’s fiduciary duties as a member of the Board of Directors of the Company.

IV. GENERAL

4.1         Governing Law; Jurisdiction. This Agreement and any controversies arising with respect hereto shall be construed in accordance with and governed by the laws of the State of New York (without regard to principles of conflict of laws that would apply the law of another jurisdiction). Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of any New York State court or federal court of the United States of America sitting in New York, and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court.

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4.2         Amendments; Waivers. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by written agreement signed by Parent and by the Shareholder.

4.3         Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement.

4.4         Counterparts; Execution. This Agreement may be executed in any number of counterparts, all of which are one and the same agreement. This Agreement may be executed by facsimile or pdf signature by any party and such signature is deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

4.5         Effectiveness and Termination. This Agreement will become effective when Parent has received the counterparts signed by the Shareholder and itself and shall terminate and be of no further force or effect on the Termination Date; provided that the termination of this Agreement shall relive any party hereto from any liability for any breach of this Agreement occurring prior to such termination. Upon the termination of this Agreement, except for any rights any party may have in respect of any breach by any other party of its obligations hereunder, neither party hereto shall have any further obligation or liability hereunder.

4.6         Proxy. The Shareholder hereby constitutes and appoints the President of Parent, with full power of substitution, as the Shareholder’s proxy with respect to the matters set forth herein, including without limitation, each of the matters described in Sections 2.1 and 2.3 of this Agreement, and hereby authorizes such proxy to represent and to vote, if and only if the Shareholder (i) fails to vote or (ii) attempts to vote (whether by proxy, in person or by written consent) in a manner that is inconsistent with the terms of this Agreement, all of such Shareholder’s Owned Shares in the manner contemplated by Sections 2.1 and 2.3 of this Agreement. The proxy granted pursuant to the immediately preceding sentence is given to induce Parent to execute the Merger Agreement and, as such, is coupled with an interest and shall be irrevocable unless and until this Agreement or any such rights granted hereunder terminate or expire pursuant to the terms hereof.

4.7         Equitable Remedies. The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically the terms and provisions hereof in any court referred to in Section 4.1 hereof, such remedy being in addition to, and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

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4.8         Waiver of Jury Trial. Each party hereto hereby waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect to any suit, action or other proceeding directly or indirectly arising out of, under or in connection with this Agreement or any transaction contemplated hereby. Each party hereto (a) certifies that no representative of any other party hereto has represented, expressly or otherwise, that such other party would not, in the event of any suit, action or other proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waivers and certifications in this Section 4.8.

4.9         Construction. This Agreement shall be deemed to have been drafted by each of the parties hereto and, consequently, when construing its terms, none of the parties will be deemed to have been the draftsperson.

4.10       Expenses. All expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

4.11       Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by email or facsimile transmission (with confirmation), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

                              (a)                If to Parent, to:

Investors Bancorp, Inc.

101 JFK Parkway
Short Hills, New Jersey 07078
Attn: Kevin Cummings, Chairman and Chief Executive Officer

Email: kcummings@investorsbank.com

Telecopier: (973) 924-5192

with a copy (which shall not constitute notice) to:

Brian F. Doran, Esq.
Executive Vice President and General Counsel Investors Bancorp, Inc. 101 JFK Parkway
Short Hills, New Jersey 07078 Email: bdoran@investorsbank.com
Telecopier: (973) 218-9182

and

McCarter & English, LLP

100 Mulberry Street

Four Gateway Center

Newark, New Jersey 07102

Attn: Veronica H. Montagna and Michael M. Horn

Email: vmontagna@mccarter.com and mhorn@mccarter.com
Telecopier: (973) 297-3758 and (973) 297-3817

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                              (b)               If to the Shareholder, to the address of the Shareholder set forth below the Shareholder’s signature on the signature pages hereto.

4.12       Successors and Assigns. No party hereto may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party hereto, except Parent may, without the consent of the Shareholder or the Company, assign any of Parent’s rights and delegate any of Parent’s obligations under this Agreement to any Affiliate of Parent. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including without limitation any corporate successor by merger or otherwise. Notwithstanding any Transfer of shares of Company Common Stock consistent with this Agreement, the transferor shall remain liable for the performance of all obligations of transferor under this Agreement.

4.13       Third Party Beneficiaries. Nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement and their respective successors and permitted assigns, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

4.14       No Partnership, Agency, or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, “group” (as such term is used in Section 13(d) of the Exchange Act), joint venture or any like relationship between the parties hereto.

4.15       Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

[signature pages follow]

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IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed as of the date first above written.

INVESTORS BANCORP, INC.

By:
Name: Kevin Cummings
Title: Chairman and Chief Executive Officer

(Shareholder signature page follows)

[Signature Page to Voting Agreement]

SHAREHOLDER

Shareholder:

Signature:

Title, if applicable:

Owned Shares:

Jointly Owned Shares:

Notice Address:

[Shareholder Signature Page to Voting Agreement]